                                                                EXHIBIT 10.19

                                  SERVICE AGREEMENT


    This SERVICE AGREEMENT (this "Agreement") is entered into as of June 27, 1996 between WESTLAND TECHNOLOGIES, INC., a California corporation, ("Buyer"), BURKE RUBBER COMPANY, INC., a California corporation ("Seller"), and BURKE INDUSTRIES, INC., a California corporation ("Burke Industries").

                                       RECITALS

    A. Pursuant to that certain Asset Sale Agreement ("Sale Agreement") dated as of March 15, 1996, Seller agreed to sell, and Westland Technologies, LLC, a California limited liability company ("Westland LLC"), agreed to buy, those certain "Assets' used in connection with the "Business" of Seller, as such terms are more specifically described therein. Except as otherwise specifically described herein, initially capitalized terms used herein shall have the same meaning as set forth. in the Sale Agreement.

    B. Buyer is the owner and holder of all of Westland LLC's rights and obligations under the Sale Agreement.

    C. In connection therewith, and in order to promote Buyer's ability to continue the operation of the Business after the Closing, the parties desire that for a temporary period of time the parties take certain actions and provide certain goods and services in connection with the Business, subject to the terms and conditions and as otherwise provided for herein.

    NOW, THEREFORE, in consideration of the mutual conditions and provisions herein after set forth, and the provisions of the Sale Agreement, the parties hereto agree as follows:

    1.   TRANSACTIONS RELATING TO THE BUSINESS.

         1.1 BUYER'S RIGHT TO PURSUE CERTAIN TRANSACTIONS. The parties acknowledge and agree that Buyer shall have the right, at its sole cost and expense, to take any and all actions as, in the reasonable opinion of Buyer, may be necessary to complete the transactions described in Paragraphs l (a), (b),
(c) and (d) below, to the extent and during the periods described therein.

              (a) the transfer from Seller to Buyer of those military contracts described on EXHIBIT 1 attached hereto ("Contracts"), subject to the condition that Buyer assume all liabilities of and claims against Seller. under the Contracts, that Buyer obtain the consent of the applicable governmental agency of such transfer, and that the documents evidencing such transfer and consent be satisfactory to Seller in its reasonable discretion, and further provided that any such transfer and consent be completed no later than one year after the date hereof;

              (b) the transfer from Seller to Buyer of the tooling and equipment used to manufacture "large o-rings" (and the fixtures related thereto) described on EXHIBIT 2 attached hereto ("Tooling"), subject to the condition that Buyer assume all liabilities of and claims against Seller under the Contracts, that Buyer obtain the consent of the owner of such Tooling of such transfer, and that the documents evidencing such transfer and consent be satisfactory to Seller in its reasonable discretion, and further provided that any such transfer and consent be completed no later than one-year after the date hereof;

              (c) the consent of the owner of all tooling and equipment located in or used in connection with the Business and not wholly owned by Seller or Buyer ("Other Party Owned Tooling") , subject to the condition that if such consent is not obtained within one year after the date hereof, Buyer shall at its sole cost and expense return such Other Party Owned Tooling to the owner thereof or, at the election of Burke Industries, to Burke Industries; and

              (d) the obtaining of funding from the U.S. Department of Defense and/or relevant shipyards relative to the continuation of the "acid etch" operations as conducted by Burke Industries at its San Jose facility, provided that such funding be obtained no later than the two-year anniversary of the date hereof.

         1.2 SELLER'S AND BURKE INDUSTRIES' COOPERATION. During the one-year period commencing on the date hereof (or longer period indicated below), each of Seller and Burke Industries agrees that: (i) Seller and/or Burke Industries will take such actions and properly execute and deliver to Buyer such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of Buyer, may be necessary to assure, complete and evidence the full and effective completion of those transactions described in Paragraph 1.1 above;
(ii) Burke Industries shall, in all material respects, use its best efforts to keep available to Buyer the Tooling substantially at the same location and in the same condition as existing as of the date hereof and, promptly. upon any transfer of such Tooling to Buyer, Burke Industries shall furnish the facilities and the labor for loading the Tooling onto trucks furnished by Buyer; and (iii) Burke Industries shall, in all material respects, use its best efforts to conduct the "acid-etch" operations in the usual, regular and ordinary course, substantially in the same manner as theretofore conducted, and to keep available said operations to Buyer for two (2) years after the date hereof.

    2.   GOODS AND SERVICES.

         2.1 DELIVERY OF GOODS AND SERVICES. Burke Industries shall manufacture and deliver upon Buyer's written request, and Buyer shall pay for and accept, the following goods and services, at the prices and subject to the terms and conditions, set forth below:

              (a) during the one-year period commencing on the date hereof and expiring on the one-year anniversary of the date hereof, on those approximately thirty-three (33) different types of compounds and those certain processing services and materials listed on EXHIBIT 3 attached hereto, shall be at the prices and otherwise subject to the terms and conditions set forth on EXBIBIT 3; provided, however, that the acid etching pricing in effect as of the date hereof will remain effective as to the AD 79 shipset now in progress until its completion on or about July, 1996;

              (b) during the period commencing on the one-year anniversary of the date hereof and expiring on the two-year anniversary of the date hereof, those approximately thirty-three (33) different types of compounds listed on EXHIBIT 3 attached hereto, at the prices set forth on EXHIBIT 3 subject to two semi-annual increases (on said one-year anniversary, and six months thereafter) as follows: (i) 70% of the stated price being adjusted by an index that measures the increase, if any, in Burke Industries' formula costs from January 26, 1996; and (ii) 30% of the stated price being adjusted by the Producer Price Index (or, if discontinued, by a comparable index acceptable to Burke Industries and Buyer);

              (c) during the six-month period commencing on the date hereof and expiring on the date which is six months from the date hereof, those certain technical and laboratory services necessary or appropriate to complete the development of the products described on EXHIBIT 4 attached hereto, at the prices and otherwise subject to the terms and conditions set forth on EXHIBIT 4;

              (d) during the one-year period commencing on the date hereof and expiring on the one-year anniversary of the date hereof, to the extent that the Tooling described in Paragraph 1.1(b) has not been transferred to Buyer as contemplated therein, those certain "large o-rings" described in EXHIBIT 5 attached hereto, at the prices and subject to the terms and conditions set forth on EXHIBIT 5; and

              (e) during the nine-month period commencing on the date hereof and expiring on the date which is nine months from the date hereof, the use of Burke Industries' "INFIMACS" computer software system, at the prices and subject to the terms and conditions set forth on EXHIBIT 6 attached hereto.

         2.2 DELIVERY; RISK OF LOSS. All goods shall be delivered F.O.B. at Burke Industries' facility located at 2250 South Tenth Street, San Jose, California. Burke Industries shall furnish the facilities and labor for loading the goods onto the trucks or other carrier famished by Buyer. The cost of transportation beyond Burke Industries' facility shall be paid by Buyer. The risk of loss of the goods shall pass to Buyer as soon as the goods are loaded onto the carrier.

         2.3 BUYER'S INSPECTION. Buyer shall have the right to inspect the goods for ten (10) days after delivery. This inspection shall be fully and finally determinative of whether the goods conform to the terms of this Agreement. Defects that are not noted and brought to the attention of Burke Industries within ten (10) days after delivery shall not constitute the basis of any claim or defense against Burke Industries under this Agreement or otherwise. Failure to notify Burke Industries of the results of any inspection within ten
(10) days after delivery shall constitute a waiver of Buyer's rights of inspection and shall be deemed an acceptance of the goods.

         2.4 TERMS AND CONDITIONS. Seller's and Burke Industries' obligation to deliver the goods and services described in Paragraph 2.1 above shall be subject to the following conditions precedent, and Buyer hereby agrees to the following: (a) that all such goods and services shall be used only for Buyer's direct use in Buyer's Modesto, California facility (or, if manufactured by Buyer in a location other than Buyer's Modesto, California facility such goods and services shall be used only for the manufacture of those products manufactured by the Business as of the date hereof); (b) that delivery of such products or services shall be provided by Seller or Burke Industries solely on a best efforts basis, subject to the availability of any products or service required by Seller or Burke Industries; and (c) that Buyer shall notify Burke Industries in writing of its requirements at least ten (10) business days in advance of any requested shipment. The parties hereto acknowledge and agree that any of Seller or Burke Industries may buy or sell the goods described in Paragraph 2.1 from or to any other party.

         2.5 PAYMENT. Buyer shall make payment for the goods or services provided hereunder at the time of delivery by cash, certified check or by means of the "Line of Credit" (as defined in, and subject to the terms and conditions of, Paragraph 3 below).

         2.6 TERMINATION. As to the goods and/or services described in each of Paragraphs 2.1(a), (b), (c), (d) and (e) above, the pricing, terms and conditions set forth thereunder shall apply only to the extent that orders are placed and shipped for delivery within the prevailing delivery cycle for such products or services, or are in such quantities where such orders do not exceed 100% of the highest monthly usage within the most recent twelve (12) months (or, as to Paragraph 2.1(c), that services are requested and scheduled) during the periods described in said Paragraphs 2.1(a), (b), (c), (d) and (e). Immediately upon expiration of the periods described in said Paragraphs 2.1(a), (b), (c),
(d) and (e), Burke Industries' and Seller's obligations and the prices, terms and conditions set forth thereunder shall terminate and be of no further force and effect.

    3. LINE OF CREDIT. Subject to the provisions of this Paragraph 3, for the three-year period commencing as of the date hereof, Burke Industries agrees to make available to Buyer a temporary purchase money line of credit ("Line of Credit"), in an amount not to exceed Three Hundred Fifty Thousand Dollars ($350,000.00), which Line of Credit shall be available solely for the purchase of products or services from Seller or Burke Industries for Buyer's direct use in Buyer's Modesto, California facility (or, if manufactured by Buyer in a location other than Buyer's Modesto, California facility such goods and services shall be used only for the manufacture of those products manufactured by the Business as of the date hereof), and provided that payment in full must be made no later than sixty (60) days after Burke Industries' presentment of invoice. Among other conditions, the Line of Credit, and Burke Industries' obligation to extend credit to Buyer, shall be subject to the following conditions: (i) Buyer not being in default under any credit or lending agreements with any other creditors or lenders relating to the Business or the Assets; (ii) Buyer remaining in full satisfaction of the terms of the Note (as defined in the Sale Agreement); and (iii) Buyer remaining in compliance with the sixty (60) day payment terms and the other terms and conditions of said Line of Credit.

    4.   BLACK TILE AGREEMENT.

         4.1 COMMISSIONS PAYABLE. Subject to the provisions of Paragraph 4.3 below, Burke Industries shall pay to Buyer a commission of five percent (5.00%) of the net invoice value (exclusive of freight and transportation costs, trade discounts, and sales and other taxes) of all shipments of the product commonly known as "Black Tile, " Stock No. FXA 3624 ("Black Tile") from Burke Industries' San Jose, California facility to Unified Defense, L.P. to the extent such shipments are made and invoices are rendered during the three-year period commencing on the date hereof and expiring on the three-year anniversary hereof ("Commission Period") . All commissions payable to Buyer shall be due and payable reasonably promptly upon Burke Industries' receipt of payment from Unified Defense, L.P.

         4.2 RIGHT OF FIRST OFFER. Subject to the provisions of Paragraph 4.3 below, in the event Burke Industries elects in its sole discretion not to directly manufacture Black Tile at any time during the Commission Period, Burke Industries shall first offer to Buyer the right for the contract manufacturing of Black Tile by giving Buyer written notice to that effect ("First Offer Notice"). The First Offer Notice shall specify the economic and other terms upon which Burke Industries in its sole discretion would be willing to contract for the manufacture of Black Tile with Buyer or any other party (which terms may be based upon bids solicited and received by Burke Industries from other third parties). Buyer shall have five (5) business days after receipt of the First Offer Notice to exercise its first offer right with respect to the terms and conditions described in the First Offer Notice, by delivery to Burke Industries of written notice evidencing such exercise. Within ten (10) business days following delivery of such notice of exercise, Burke Industries and Buyer shall prepare and deliver all documents and instruments necessary or appropriate to contract for Buyer's manufacture of Black Tile in accordance with the First Offer Notice and otherwise on terms acceptable to Burke Industries. If Buyer does not exercise its first offer right within said five-day period, or if the documents and instruments are not delivered within said ten-day period, Buyer's first offer right shall immediately terminate and Burke Industries shall be free to contract for the manufacture of Black Tile with any party desired by Burke Industries on economic terms and conditions no more favorable to such party than the most favorable terms and conditions offered to Buyer by Burke Industries.

         4.3 CONDITIONS AND LIMITATIONS. In consideration of the covenants and agreements of this Paragraph 4, Buyer and Burke Industries acknowledge and agree to the following: (a) that Burke Industries' obligations under this Paragraph 4 shall be subject to Buyer not being in default under this Agreement, the Note or any other agreements relating to the Business or the Assets; (b) that no representation or warranty is made, express or implied, as to the quantity, price or timing of the Black Tile to be shipped by Burke Industries during the Commission Period; and (c) as between Buyer and Burke Industries, their successors and assigns, Burke Industries is the owner of and has the sole exclusive right to the ownership, possession and use of all contracts, processes, products, production knowledge, machinery, tooling, equipment or other assets, tangible or intangible or held in connection with the Black Tile.

    5. RIGHT TO INFORMATION. Buyer acknowledges that all existing documents, papers, files and other written materials relating to the financial history, transaction data, accounts and production cost data of the Business to the extent the same was prepared or relates to the period prior to the date hereof ("Financial Information") shall be and remain the property of Seller and/or Burke Industries. Within ninety (90) days after Seller's or Burke Industries' request therefor, Buyer shall deliver to Seller or Burke Industries, as applicable, all Financial Information to the extent in Buyer's possession or otherwise located in the Modesto, California facility. During the one year period commencing on the date hereof and expiring on the one-year anniversary hereof, Buyer shall have the one-time right to request that Burke Industries make available all Financial Information (other than customer proprietary information) to the extent in Burke Industries' possession or otherwise located in the San Jose, California facility for review by Buyer and Buyer's representatives at the San Jose, California facility and for duplication by Buyer at Buyer's sole cost and expense.

    6. FINANCIAL STATEMENTS. Buyer will furnish or cause to be furnished to Burke Industries a current financial statement of Buyer, in form and substance acceptable to Burke Industries, consisting of a balance sheet, an income statement and a schedule of covenant compliance, as follows: (a) so long as Buyer is not in default hereunder or under any other agreement with Seller or Burke Industries, on a quarterly basis no later than thirty (30) days after the end of each quarter, and (b) upon the occurrence of any default hereunder or under any other agreement with Seller or Burke Industries (and regardless of whether Buyer cures any such default), on a monthly basis no later than thirty
(30) days after the end of each calendar month.

    7. COMMERCIAL CODE. Except as otherwise provided herein, this Agreement shall be governed by the Uniform Commercial Code as adopted in the State of California as effective and in force as of the date hereof.

    8. NO DUTY OF SELLER OR BURKE INDUSTRIES. The parties acknowledge and agree that, except to the extent specifically provided herein, neither Seller nor Burke Industries owes any duty whatsoever to Buyer, express or implied, with respect to the transport, installation, start-up or continued operation of the Business, the condition of the Assets, or otherwise with respect to the Assets or the Business.

    9. TERMINATION. This Agreement may be terminated at any time by mutual written consent of the Buyer and Seller (or Burke Industries) or by either party upon written notice delivered to the other party in the event such party has determined that there has been an assignment prohibited under Paragraph 11 below or that there has otherwise been a material breach of any covenant of the other party contained herein. In the event of termination of this Agreement by either Buyer or Seller as provided above, except for breach, such termination shall be without liability of either party and all of the parties' respective obligations hereunder shall cease.

    10. LIMITATION ON DAMAGES. If Seller or Burke Industries breaches or repudiates this Agreement, Buyer's sole right to damages shall be the difference between the contract and the market price. In no circumstances shall Buyer have any right, under any theory of law, to any incidental damages, lost profits, "benefit of the bargain," business opportunities or any form of consequential damages in connection with this Agreement.

    11. NO ASSIGNMENT OR DELEGATION. No right or interest in this Agreement may be assigned by any of Buyer, Seller or Burke Industries without the prior written permission of the other party, and no delegation of any obligation owed, or of the performance of any obligation, by Buyer, Seller or Burke Industries, may be made without the written permission of the other party. For purposes of this Paragraph 11, "assignment" shall include without limitation any transfer, assignment or hypothecation, directly or indirectly, of any ownership or voting interest in Buyer, or of any power to direct or cause the direction of the management and policies of Buyer, all of which shall be prohibited under this Paragraph 11. Any attempted assignment or delegation shall be wholly void and totally ineffective for all purposes unless made in conformity with this paragraph.

    12. FORCE MAJEURE. Neither Seller nor Burke Industries shall be held responsible for any delivery, any failure to make a delivery or any failure to provide services under this Agreement if that failure is due to any cause, contingency, or circumstance not subject to its control that impairs, prevents or hinders the availability of raw materials or the manufacture or delivery of merchandise or services, including but not limited to federal, state or municipal action, statute, ordinance or regulation; strike or other labor trouble; fire damage to or destruction in whole or in part of merchandise, manufacturing plant or other facility; or the lack or inability to obtain raw materials, labor, fuel or supplies. Seller shall be released from its obligations under this Agreement under any of the circumstances specified in this Paragraph 12.

    13. NOTICES. All notices or demands required or permitted under this Agreement shall be in writing, and shall be addressed as follows-

              If to Buyer:        Westland Technologies, Inc.
                                  107 South Riverside Drive
                                  Modesto, California 95354
                                  Attn: Thomas Halyburton
                                  Telecopier No.: (209) 571-6411

              If to Seller or     Burke Industries, Inc.
              Burke Industries:   2550 South Tenth Street
                                  San Jose, California 95112
                                  Attn.: Rocco Genovese
                                  Telecopier No.: (408) 995-5163

or to such other address as either party may designate from time to time by notice in the manner provided herein. All such communications shall be deemed effective (a) upon delivery to the specified address, if hand-delivered or sent by mail, (b) on the next business day after proper deposit with an overnight air courier with request for next business day delivery, or (c) on the date shown on the telecopier transmittal sheet for transmittal of the documents, if sent by telecopier.

    14. ARBITRATION. Any controversy or claim arising out of this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

    15. TIME IS OF THE ESSENCE. Time is of the essence in the performance of each and every obligation of the parties hereunder.

    16. EXHIBITS; RECITALS. All Exhibits attached to this Agreement are incorporated herein by this reference as though set forth in full herein. The parties acknowledge that the Recitals set forth herein are true and correct and are incorporated herein by this reference.

    17. GOVERNING LAW. This contract shall be governed by and shall be interpreted and enforced in accordance with the internal laws of the State of California applicable to agreements to be performed entirely within such state.

    18. INTEGRATION CLAUSE. This instrument is the entire contract and exclusively determines the rights and obligations of the parties, any prior course of dealing, custom or usage of trade, or course of performance notwithstanding.

    19. MODIFICATION. This Agreement can be modified or rescinded only by a writing signed by both of the parties or their duly authorized representatives.

    20. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be an original but all of which shall together constitute but one and the same instrument.

    21. WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY CONDUCT, ACTS OR OMISSIONS OF ANY OF THE PARTIES HERETO OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

    BUYER:                                  WESTLAND TECHNOLOGIES, INC.,
                                            a California corporation


                                            By:  /s/ THOMAS HALYBURTON
                                                 ----------------------
                                                 Its:
                                                      -----------------

    SELLER:                                 BURKE RUBBER COMPANY, INC.,
                                            a California corporation

                                            By:  /s/ ROCCO C. GENOVESE
                                                 ----------------------
                                                 Its: President
                                                      -----------------

BURKE INDUSTRIES:                           BURKE INDUSTRIES, INC.,
                                            a California corporation

                                            By:  /s/ ROCCO C. GENOVESE
                                                 ----------------------
                                                 Its: President
                                                      -----------------

                                 SCHEDULE OF EXHIBITS

    1 - List of Military Contracts

    2 - Tooling Re: Large O-Rings

    3 - Items and Pricing Re: Compounds and Select Products

    4 - Servicing and Pricing Re: Selective Services

    5 - Items and.  Pricing Re: Large O-Rings

    6 - Terms and Conditions Re: Data Processing and Accounting Services

                                      EXHIBIT 1


Burke Industries, Inc.,
BRC Agreement
List of Military Contracts


      BURKE ORDER NO.           CONTRACT NO.             CUSTOMER NAME
---------------------------  -----------------------  -----------------------

          #38625                SP043096M4516          DFAS-Columbus Ctr
                                                       Van Nuys Division
                                                       P.O. Box 182157
                                                       Columbus, OH 43218-2157

          #38954                N0060496C0012          DFAS-Columbus Ctr.
                                                       Van Nuys Division

          #38456                N6660495MKG90          Naval Undersea Warfare
                                                       Ctr.
                                                       Det Supply Officer
                                                       Building 1176
                                                       Newport, RI 02841-1708

                                      EXHIBIT 2


Burke Industries, Inc.,
BRC Agreement
Tooling Re:  Large O-Rings

     Subject to the Service Agreement attached hereto, the following customer-owned tooling is located in Seller's San Jose facility.



  CUSTOMER       CUSTOMER TOOL#    BURKE PART #       DESCRIPTION
------------   -----------------   -----------    ----------------------
     UTC         64972-00           8817-0020     Mold - 10 ft. O-Ring
    ROHR         7516644            7427-0008     Mold - 5 ft. O-Ring
    ROHR         Al8534-05-01       7427-0015     Mold - 2-cavity (7ft.)
                 Al8534-07-01       7427-0016

          The following Burke-owned fixtures are related to the above customer-owned tooling:

          5 ft. fixture
          7 ft. fixture
          10 ft. fixture

                                      EXHIBIT 3


Burke Industries, Inc.,
BRC Agreement
Terms and Pricing Re: Compounds and Select Products

     Subject to the Service Agreement attached hereto, the pricing for the mixed compounds s as follows:


   STOCK #               MINIMUM ORDER              PRICE PER LB.
-----------------  --------------------------  ----------------------
  1021                    2,000 lbs.                   $1.358
  1033                    2,000 lbs.                   $1.363
  1120                    2,000 lbs.                   $1.630
  1125                    2,000 lbs.                   $1.326
  1150                      700 lbs.                   $1.526
  1152                    2,000 lbs.                   $1.286
  1155                    2,000 lbs.                   $0.940
  1156                    2,000 lbs.                   $1.456
  1174                    2,000 lbs.                   $1.399
  3020                    2,000 lbs.                   $0.631
  3050                    2,000 lbs.                   $1.292
  3056                    2,000 lbs.                   $0.766
  3110                    2,000 lbs.                   $1.243
  3112                    2,000 lbs.                   $1.225
  3112 - slab only          700 lbs.                   $1.470
  4086                    2,000 lbs.                   $1.172
  5001                    2,000 lbs.                   $1.604
  5035                      700 lbs.                   $2.068
  5079                      700 lbs.                   $2.083
  5109                    2,000 lbs.                   $1.951
  5156                    2,000 lbs.                   $1.644
  6012                    2,000 lbs.                   $0.920
  6100               AA-1 8 tiles; will be sold as calendared material
  6116                    2,000 lbs.                   $0.573
  6129                      700 lbs.                   $0.596
  8002                    1,000 lbs.                   $1.207
  8004                    1,000 lbs.                   $0.921
  8005                    1,000 lbs.                   $1.133
  8054                    1,000 lbs.                   $0.875
  BXA2697                 2,000 lbs.                   $0.928
  EXA2945                 2,000 lbs.                   $1.331
  HXA3472                 2,000 lbs.                   $1.459

     Lot charge of $100 for orders below minimum quantity, in addition to the price per pound.

Burke Industries, Inc.,
BRC Agreement
Terms and Pricing Re: Compounds and Select Products

     Subject to the Service Agreement attached hereto, the pricing for the processed materials listed below are as follows:



                                                                                  MINIMUM
                                                                                   ORDER
Wilden Pump Materials                                          $3.363 /lb.        2,000 lb.
     (fabric to be supplied by Buyer)

Track Shrouds                                                   $85.04 ea.         150 ea.
     (cured part only; finishing is the
     responsibility of  the Buyer)
     (fabric to be supplied by Buyer)

Extruded viton for Intel                                        $27.50 /lb.       132 lb.

Calendared stock for AA-18 tiles
     Stock 6100                                                 $3.50 /lb.         132 lb.
     Stock 5112                                                 $4.60 /lb.         132 lb.

Acid etching
     (1)  Set up                                               $600.00 shift
     (2)  Plus hourly charge                                    $85.00 hour
          (i.e. $940.00 for four hours;
          $1,280.00 per shift)

     It is estimated that approximately the following
     units can be processed in one shift:
          AD-79                                           400 pieces per shift
          AA-18                                           400 pieces per shift
          Fairing Strips                                  100 pieces per shift
          AD-2                                            500 pieces per shift

 Grinding of AD-79 tiles
     Buyer acknowledges responsibility for                     $0.49 /lb.
     disposal.


    Buyer will receive from Burke Industries a $40,000.00 rebate 30 days following the end of each of the first twelve full calendar quarters (commencing the quarter ending June 30, 1996) during which Buyer has purchased from Seller of Burke Industries at least $350,000.00 of mixed compounds and processed materials included above or otherwise negotiated and purchased by Buyer from Seller and Burke Industries. During the single quarter ending June 30, 1996, Buyer will be required to purchase only $300,000.00 of product or services to earn the $40,000.00 quarterly rebate. This rebate is payable subject to Buyer being in compliance with its outstanding credit arrangements with Seller and Burke Industries.

                                      EXHIBIT 4


Burke Industries, Inc.
BRC Agreement
Servicing & Pricing re: Selective Services

    Subject to the Service Agreement attached hereto, the following technical assistance will be provided by Burke Industries Technical staff.

Pellerin Milnor Dryer Gasket
    -Technical staff support for four first article parts of varying design selected by Buyer.
    -Total support, paid by Seller, shall not exceed 40 manhours.
    -Materials and tools to be provided by Buyer.
    -Technical support is on a "best effort" basis and Burke carries no responsibility for the successful completion of this project.

Dresser Industries NSF Certification
    -Chief Chemist to monitor progress of on-going compound evaluation by
       Dresser/NSF and provide formulating assistance.
    -Total support, paid by Seller, shall not exceed 24 manhours.
    -Fees and costs related to materials, testing, listing and auditing activities from Dresser, NSF or other outside parties shall be paid by Buyer.
    -Technical support is on a 'best effort" basis and Burke carries no responsibility for the successful completion of this project.

Sheave Liner Performance Upgrade
    -Attendance by two technical staff people, at Seller's expense, at a one-day meeting (at Buyee's Modesto facility) to evaluate condition of all returned field samples.
    -Technical support is on a "best effort" basis and Burke carries no responsibility for the successful completion of this project. -Project meeting must be held within one year of the date of the
       Service Agreement.

Burke Industries, Inc.
BRC Agreement
Servicing & Pricing re: Selective Services


    Subject to the Service Agreement attached hereto, the pricing and conditions for additional technical services listed below shall be as follows:

HOURLY RATE FOR TECHNICAL SUPPORT

    $75.00/Hr.     SENIOR TECHNICIAN
                   Frank Cote
                   Mark Sorensen

    $50.00/Hr.     Mat Wachter
                   Jerry Jackson

Conditions:

    1) Hourly rate will be charged 'portal to portal' (i.e., charge for travel) also charge for out of pocket expenses.

    2) Total maximum availability of 40 hours per person; within six months of date of close.

    3)   72 hours notice required.

                                      EXHIBIT 5


Burke Industries, Inc.
BRC Agreement
Items and Pricing Re: Large O-Rings


    Subject to the Service Agreement attached hereto, the pricing for large O-Rings is as follows:


    (1)  Setup charge per order                            $2,750.00
    (2)  Plus a charge per O-Ring equal to                   $575.50


    Rejected parts must be returned within 10 days of delivery, and will be accepted only to the extent of manufacturing defects by the Seller.

                                     EXHIBIT 6


Burke Industries, Inc.
BRC Agreement
Terms and Conditions Re: Data Processing and Accounting Services

    Subject to the Service Agreement attached hereto, the pricing and conditions for the use of Seller's or Burke Industries' financial, accounting and data processing systems and services will be as follows:

    For a period of 90 days from the date of the Service Agreement:

         Use of the IBM RS/6000 Model 320 and attendant peripheral devices (listed below), and access to the INFIMACS program and data base, at no charge.

         Peripheral devices:
              6 ea. Wyse model 370 color terminals
              3 ea. IBM model 3164 mono terminals
              2 ea. IBM model 2381 printers
              1 ea. IBM model 4226 printer
              Various communication interface devices

    For an additional period of six months

         Use of the IBM RS/6000 Model 320 and attendant peripheral devices (listed above), and access to the INFIMACS program and data base, at a charge of $3,000 per month, payable in advance, cancelable at any time by Buyer with 14 days' notice.

         Within 9 months of the date of the Service Agreement or at the cessation of the above payments, Buyer will return to Seller the IBM RS/6000 Model 320 and attendant peripherals. If, however, the Buyer executes a site license for INFIMACS in that time, then access to Seller's data base will be terminated, and the equipment will become the property of the buyer.

         ACCOUNTING RECORDS

         All accounts a able, payroll, billing, and general ledger records are the property of the Seller, and are to be physically returned to the Seller's primary place of business within 90 days after the date of the Service Agreement.